                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 20, 1997

                         Commission File Number: 1-12546

                          PACIFIC GULF PROPERTIES INC.
             (Exact name of Registrant as specified in its Charter)

        MARYLAND                                        33-0577520
(State of Incorporation)                    (I.R.S. Employer Identification No.)

       4220 VON KARMAN, 2ND FLOOR, NEWPORT BEACH, CALIFORNIA, 92660-2002
          (Address of principal executive offices, including zip code)

                                  714-223-5000
              (Registrant's telephone number, including area code)

         This report amends the Current Report on Form 8-K dated October 31, 1997 to reflect the Common Stock offering completed by Pacific Gulf Properties on November 17, 1997 (the "November 1997 Common Stock Offering"). The pro forma consolidated financial statements have been amended to reflect the revised net proceeds from the offering of $83,004,000.

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS.

         Pacific Gulf Properties Inc. (the "Company") completed or anticipates completing the following property acquisitions:

         NEW ACQUISITION

         EDEN PLAZA/EDEN INDUSTRIAL

         On October 20, 1997, the Company acquired a controlling general partner interest in PGP Northern Industrial, L.P., a newly-formed California limited partnership (the "Partnership") to which the previous owners contributed two industrial properties known as Eden Plaza/Eden Industrial Park. The Eden Plaza/Eden Industrial Properties contain approximately 500,739 leasable square feet located in Hayward, California in Northern California and was previously owned by Eden Plaza Associates LLC, a California limited liability corporation controlled by Almaden Equities. The asset values upon contribution to the Partnership by the previous owners of the Eden Plaza/Eden Industrial properties were as follows:

                                                                          Asset
                                                        Leasable        Value Upon
  Property Name                    Location            Square Feet     Contribution
  ----------------------------------------------------------------------------------
  Eden Plaza                    Hayward, CA                101,184     $   3,838,000
  Eden Industrial               Hayward, CA                399,555        15,162,000
                                                        ----------------------------
                                                           500,739     $  19,000,000
                                                        ============================

         The Company became the sole general partner of the Partnership with a 62% ownership interest in exchange for a cash contribution of approximately $3,977,000. The previous owners of the Eden Plaza/Eden Industrial properties became limited partners in the Partnership upon their contribution of the properties and received 144,016 limited partnership units in exchange for their minority interest of approximately $2,869,000. The limited partner units which represent a combined ownership interest in the Partnership of 38% may be tendered for redemption beginning, in most cases, two years after the closing of the transaction. Upon tender, the Company at its election, can either issue shares of its common stock for the units on a one-for-one basis (subject to certain adjustments) or pay cash. In connection with the properties' contribution at a gross asset value of $19,000,000, the Partnership assumed existing indebtedness with an outstanding balance of approximately $15,641,000 secured by the properties and $154,000 in tenant security deposits. The Company's cash contribution was used to refinance and reduce the indebtedness assumed by the Partnership from $15,641,000 to $12,000,000. Capitalizable financing costs totaling $120 were incurred in connection with such refinancing.

         PROBABLE ACQUISITIONS

         Industrial Portfolio Acquisition Properties

         On October 23, 1997 and September 19, 1997, the Company entered into agreements to purchase the following industrial portfolio consisting of four properties (collectively referred to as the "Industrial Portfolio Acquisition Properties") for an estimated purchase price of $39,000,000:

                                                                       Leasable
                Property Name                         Location        Square Feet
            ---------------------------------------------------------------------
                Tower Park                          Anaheim, CA         211,238
                611 Cerritos                        Anaheim, CA         129,426
                Acacia Business Center              Fullerton, CA       202,551
                Valley View Distribution Center     Las Vegas, NV       300,000
                                                                        -------
                                                                        843,215
                                                                        =======

         The Company contracted to acquire these four industrial properties from AMRESCO Southern California, LLC, and MSC Valley View, Inc., affiliates of AMRESCO Advisors, a pension fund advisor. In connection with this acquisition, the Company is assuming an existing loan totaling $4,448,000 which is secured by Valley View Distribution Center. This loan bears interest at a fixed rate of interest of 8.375% and matures January 2004. The Company plans to spend $495,000 in capital expenditures to rehabilitate these properties.

         Woodland Distribution Center

         On August 1, 1997, the Company entered into an agreement to purchase a warehouse/distribution center containing approximately 319,800 leasable square feet located in Woodland, California ("Woodland Distribution Center"). The Company contracted to purchase Woodland Distribution Center from Woodland 54 Venture, a California General Partnership, for a total cash consideration of $8,600,000.

         The Company anticipates purchasing the Probable Acquisitions with proceeds from a proposed public offering of 4,250,000 shares of the Company's Common Stock to be completed in November 1997 under the Company's $250,000,000 shelf registration statement declared effective in April 1997.

         All Probable Acquisitions remain subject to certain conditions to closing. Accordingly, there can be no assurance that the Probable Acquisitions will be consummated.

ITEM 5.  OTHER INFORMATION.

POSSIBLE ACQUISITIONS

        The Company has entered into agreements to acquire the properties listed below for an estimated purchase price of $57,500,000. The Company has not yet completed sufficient due diligence to determine the probability of these acquisitions and as a result has not included the effect of such acquisitions in the accompanying pro forma financial information.

                                                         LEASABLE
                                                          SQUARE
PROPERTY NAME                        LOCATION              FEET
-------------                        --------            --------
BUSINESS PARK PORTFOLIO
  Business Park ...................  Anaheim, CA          145,745
  Business Park ...................  Sacramento, CA       269,146
  Business Park ...................  Santa Clara, CA      188,777
  Business Park ...................  Sunnyvale, CA        129,513
                                                          -------
                                                          733,181
                                                          =======


COMMON STOCK OFFERING

On November 17, 1997, the Company entered into an underwriting agreement with Prudential Securities for the issuance of 4,250,000 shares of Common Stock at a price of $20.75 per share. Net proceeds from the offering totaled $83,004,000 (after underwriting discounts and commissions and estimated expenses) which will be used to complete the purchase of the Probable Acquisitions to repay borrowings on the Acquisition Facility and to reduce outstanding indebtedness on the Company's revolving line of credit.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

The attached pro forma consolidated financial statements are provided as an amendment to the Form 8-K dated October 31, 1997 primarily to reflect the revised net proceeds from the November 1997 Common Stock Offering of $83,004,000 (4,250,000 shares at $20.75 per share) and the application of those net proceeds as stated in a Prospectus Supplement filed with the Securities and Exchange Commission.

         (a) See Index to Financial Statements attached hereto.

         (b) Exhibits

             23.1  Consent of Independent Auditors

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GULF PROPERTIES INC.


/s/ Donald G. Herrman
------------------------------------------
Donald G. Herrman
Executive Vice President,
Chief Financial Officer and Secretary


DATED:  November 18, 1997
------------------------------------------

                          PACIFIC GULF PROPERTIES INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                          Page
                                                                                                        ---------
PRO FORMA FINANCIAL INFORMATION (UNAUDITED)...........................................................     5

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997...............................     6

Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended
     September 30, 1997...............................................................................     7

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31,
     1996.............................................................................................     8

Notes to Pro Forma Condensed Consolidated Financial Statements........................................     9


EDEN PLAZA/EDEN INDUSTRIAL

Report of Independent Auditors........................................................................     24

Combined Statement of Revenues and Certain Expenses for the Year Ended December 31, 1996
     and the Nine Months Ended September 30, 1997 (Unaudited).........................................     25

Notes to Combined Statement of Revenues and Certain Expenses..........................................     26


INDUSTRIAL PORTFOLIO ACQUISITION PROPERTIES

Report of Independent Auditors........................................................................     28

Combined Statement of Revenues and Certain Expenses for the Year Ended December 31, 1996
     and the Nine Months Ended September 30, 1997 (Unaudited).........................................     29

Notes to Combined Statement of Revenues and Certain Expenses..........................................     30

                          PACIFIC GULF PROPERTIES INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1997
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                        AS ADJUSTED
                                                                           BEFORE
                                                                         PRO FORMA
                                                                          PROBABLE       PRO FORMA
                                                                        ACQUISITIONS      PROBABLE
                                                                            AND         ACQUISITIONS
                                                                           COMMON        AND COMMON
                                      COMPANY                              STOCK           STOCK             COMPANY
                                     HISTORICAL    ADJUSTMENTS            OFFERING        OFFERING          PRO FORMA
                                    ---------------------------------------------------------------------------------
ASSETS
Real estate, net
   Operating properties              $  486,922    $    19,000 (A)       $   505,922     $   47,600 (E)    $  553,522
   Properties under development          43,328              -                43,328              -            43,328
Cash and cash equivalents                 1,258            255 (A)(B)          2,228         (1,937)(F)           291
                                                           715 (C)
Accounts receivable                       2,501              -                 2,501              -             2,501
Other assets                             14,567            120 (A)            16,687         (1,450)(E)        15,237
                                                         2,000 (D)
                                    ---------------------------------------------------------------------------------
                                     $  548,576    $    22,090           $   570,666     $   44,213        $  614,879
                                    =================================================================================

LIABILITIES AND
     SHAREHOLDERS' EQUITY
Loans payable                        $  211,638    $    41,392 (A)(B)(C) $   253,030     $    4,448 (E)    $  257,478
Line of credit                           32,120          9,300 (A)(C)         41,420        (41,420)(F)             -
Acquisition facility                     33,625        (31,625)(B)(D)          2,000         (2,000)(F)             -
Accounts payable and accrued
     liabilities                          8,711            154 (A)             8,865            181 (E)         9,046
Dividends payable                         6,139              -                 6,139              -             6,139
Convertible subordinated
     debentures                          12,652              -                12,652              -            12,652
                                    ---------------------------------------------------------------------------------
Total liabilities                       304,885         19,221               324,106        (38,791)          285,315

Minority interest in consolidated
     partnerships                         8,465          2,869  (A)           11,334              -            11,334

Shareholders' equity
     Preferred stock                          7              -                     7              -                 7
     Common shares                          143              -                   143             43 (F)           186
     Outstanding restricted stock          (865)             -                  (865)             -              (865)
     Additional paid-in capital         259,558              -               259,558         82,961 (F)       342,519
     Distributions in excess of
         earnings                       (23,617)             -               (23,617)             -           (23,617)
                                    ---------------------------------------------------------------------------------
                                        235,226              -               235,226         83,004           318,230
                                    ---------------------------------------------------------------------------------
                                     $  548,576    $    22,090           $   570,666     $   44,213        $  614,879
                                    =================================================================================


The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                          PACIFIC GULF PROPERTIES INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     AS ADJUSTED         PRO FORMA
                                                                        BEFORE           PROBABLE
                                                                      PRO FORMA        ACQUISITIONS
                                                                       PROBABLE             AND
                                                                     ACQUISITIONS         COMMON
                                    COMPANY                           AND COMMON           STOCK              COMPANY
                                   HISTORICAL     ADJUSTMENTS       STOCK OFFERING       OFFERING            PRO FORMA
                                 -------------------------------    -----------------------------------    --------------
REVENUES
Rental income
     Industrial properties       $     24,850  $      6,538  (G)     $    31,388      $      3,600  (M)     $    34,988
     Multifamily properties            24,339         1,665  (G)          26,004                 -               26,004
                                 -------------------------------     ----------------------------------     --------------
                                       49,189         8,203                57,392            3,600               60,992
EXPENSES
Rental property expenses
     Industrial properties              5,864         1,365  (G)            7,229              709  (M)           7,938
     Multifamily properties             9,421           583  (G)           10,004                -               10,004
                                 -------------------------------     ----------------------------------    ---------------
                                       15,285         1,948                17,233              709               17,942

Depreciation                            8,073         1,767  (H)            9,840              809  (N)          10,649
Interest                               12,621         4,277  (I)           16,839           (2,221) (O)          14,618
                                                        (59) (J)                                 -
General and administrative              2,238             -                 2,238                -                2,238
Minority interest in earnings
  of consolidated partnerships            114           507  (K)              621                -                  621
                                 -------------------------------     ----------------------------------    ---------------
NET INCOME (V)                         10,858          (237)               10,621            4,303               14,924
Preferred dividend
  requirements                           (390)         (554) (L)             (944)               -                 (944)
                                 -------------------------------     ----------------------------------    ---------------
INCOME AVAILABLE
  TO COMMON SHAREHOLDERS (V)     $     10,468  $       (791)         $      9,677     $      4,303         $     13,980
                                 =========================================================================================
WEIGHTED AVERAGE
  COMMON SHARES
  OUTSTANDING (S)                  12,843,805                                                                18,498,983
                                 =============                                                             ===============
INCOME AVAILABLE PER
  COMMON SHARE (V)               $       0.82                                                               $      0.76
                                 =============                                                             ===============


The accompanying notes are an integral part of the pro forma financial statements.

                          PACIFIC GULF PROPERTIES INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     AS ADJUSTED
                                                                        BEFORE
                                                                       PRO FORMA        PRO FORMA
                                                                       PROBABLE         PROBABLE
                                                                     ACQUISITIONS     ACQUISITIONS
                                                                      AND COMMON       AND COMMON
                                      COMPANY                            STOCK            STOCK              COMPANY
                                     HISTORICAL     ADJUSTMENTS        OFFERING         OFFERING            PRO FORMA
                                    -------------------------------   ----------------------------------   --------------
REVENUES
Rental income
     Industrial properties           $    20,783    $    18,312 (G)   $    39,095      $     4,371 (M)     $    43,466
     Multifamily properties               29,104          4,470 (G)        33,574                -               33,574
                                    -------------------------------   ----------------------------------   --------------
                                          49,887         22,782            72,669            4,371               77,040
EXPENSES
Rental property expenses
     Industrial properties                 5,308          4,380 (G)         9,688              744 (M)           10,432
     Multifamily properties               11,554          1,885 (G)        13,439                -               13,439
                                    -------------------------------   ----------------------------------   --------------
                                          16,862          6,265            23,127              744               23,871

Depreciation                               8,236          4,335 (P)        12,571            1,077 (N)           13,648
Interest                                  18,411           (468)(J)        24,227           (2,960)(O)           21,267
                                                         10,176 (Q)
                                                         (3,892)(R)
General and administrative                 2,974              -             2,974                -                2,974
Minority interest in earnings
     in consolidated partnerships              -            676 (K)           676                -                  676
                                    -------------------------------   ----------------------------------   --------------
NET INCOME (T)(U)                          3,404          5,690             9,094            5,510               14,604
Preferred dividend
     requirements                              -          1,259 (L)         1,259                -                1,259
                                    -------------------------------   ----------------------------------   --------------
INCOME AVAILABLE TO
     COMMON
     SHAREHOLDERS (T)(U)             $     3,404    $     4,431       $     7,835      $     5,510          $    13,345
                                    =====================================================================================
WEIGHTED AVERAGE
     COMMON SHARES
     OUTSTANDING (S)                   6,340,748                                                             18,427,925
                                    ==============                                                         ==============
INCOME AVAILABLE PER
     COMMON SHARE (T)(U)             $      0.54                                                            $      0.72
                                    ==============                                                         ==============


The accompanying notes are an integral part of the pro forma financial statements.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 1 - BASIS OF PRESENTATION

Pacific Gulf Properties Inc. (the "Company") was formed in 1993 and completed its initial public offering in February 1994.

On October 16, 1997, the Company acquired a controlling general partner interest in a newly-formed California limited partnership to which the previous owners contributed two industrial properties containing approximately 500,739 leasable square feet located in Hayward, California ("Eden Plaza/Eden Industrial"). The Company anticipates that it will acquire (i) an industrial portfolio of four warehouse/distribution properties (the "Industrial Portfolio Acquisition Properties"), three of which contain approximately 543,215 leasable square feet located in Southern California (Tower Park, 611 Cerritos, and Acacia Business Center) and a fourth property which contains approximately 300,000 leasable square feet located in Las Vegas (Valley View Business Center) and (ii) a warehouse/distribution center containing approximately 319,800 leasable square feet located in Woodland, California ((Woodland Distribution Center" which together with the "Industrial Portfolio Acquisition Properties" are collectively referred to as the "Probable Acquisitions"). It is anticipated that the Company will complete the purchase of the Probable Acquisitions and repay certain indebtedness utilizing proceeds from the issuance of 4,250,000 shares of the Company's Common Stock in November 1997 (the "November 1997 Common Stock Offering") under the Company's $250,000,000 shelf registration statement declared effective April 1997.

The condensed pro forma consolidated financial statements of the Company have been adjusted to reflect the effect of completing the November 1997 Common Stock Offering, purchasing the Probable Acquisitions and repaying certain indebtedness as more fully described below. The Company's pro forma consolidated financial statements have been further adjusted to reflect the effect of certain transactions which the Company completed subsequent to September 30, 1997 or during the periods reported herein as if those transactions occurred as of the dates indicated.

The Company's pro forma condensed consolidated balance sheet as of September 30, 1997 is based on the unaudited historical financial statements of the Company and has been adjusted to reflect the following transactions completed by the Company subsequent to September 30, 1997 as if these transactions occurred on September 30, 1997: (i) the Company's acquisition of a controlling general partner interest in the partnership that owns Eden Plaza/Eden Industrial;
(ii) the repayment of $33,625 on the Company's Acquisition Facility with proceeds from a new $34,000 term loan obtained in October 1997; (iii) increased borrowings in October 1997 under the Company's Line of Credit obtained by the Company to repay a maturing loan payable and (iv) increased borrowings in October 1997 under the Company's Acquisition Facility to pay certain pre-acquisition costs related to the Probable Acquisitions. The Company's pro forma condensed consolidated balance sheet as of September 30, 1997 has been further adjusted to reflect the pro forma effect of the following transactions as if the transactions had occurred on September 30, 1997: (i) the purchase of the Probable Acquisitions and (ii) the completion of the November 1997

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (continued)


NOTE 1 - BASIS OF PRESENTATION (continued)

Common Stock Offering and the application of net proceeds thereof as described in a Prospectus Supplement filed with the Securities and Exchange Commission.

The Company's pro forma condensed consolidated statement of operations for the year ended December 31, 1996 is based on the historical financial statements of the Company and has been adjusted to reflect the effect of the following transactions completed by the Company during the periods reported herein or subsequent to September 30, 1997, as if these transactions had occurred as of the beginning of the period presented: (i) the purchase in March 1996 of an industrial property containing approximately 189,000 leasable square feet located in Garden Grove, California (the "Pacific Gulf Business Park"); (ii) the purchase in June and July 1996 of nine industrial properties containing approximately 1,400,000 leasable square feet located in California (the "1996 Industrial Acquisitions") utilizing proceeds from a public offering of 2,435,481 shares of the Company's Common Stock consummated in May 1996 (the "May 1996 Common Stock Offering"); (iii) the completion of the May 1996 Common Stock Offering and the application of net proceeds thereof; (iv) the sale of a 14.3-acre parcel and a 56,000 square foot building in August 1996 to an existing tenant at Baldwin Industrial Park pursuant to purchase options contained in the existing tenant's lease (the "Tenant Sale"); (v) the exchange in December 1996 of $42,069 aggregate principal amount of the Company's 8.375% convertible Subordinated Debentures due 2001 (the "Debentures") for 2,440,002 shares of the Company's Common Stock pursuant to the Company's offer to exchange such Debentures filed with the Securities and Exchange Commission on December 11, 1996 (the "Debenture-for-Stock Exchange"); (vi) the acquisition of two additional properties in late 1996: (a) an industrial property containing approximately 186,000 square feet located in San Diego, California in October 1996 (Miramar Business Park), and (b) a 165-unit multifamily community located in Ontario, California (Raintree Apartments) in November 1996 (collectively, the "Other 1996 Acquisitions"); (vii) the purchase in January and February 1997 of three warehouse/distribution facilities containing an aggregate of 521,000 leasable square feet located in Washington and California ("1997 Industrial Acquisitions") with proceeds from a public offering of 2,300,000 shares of the Company's Common Stock consummated in January 1997 (the "January 1997 Common Stock Offering"); (viii) the completion of the January 1997 Common Stock Offering and the application of net proceeds thereof; (ix) the purchase of a warehouse/distribution facility in March 1997 containing approximately 570,000 leasable square feet located in Woodland, California ("Woodland Distribution Center"); (x) the repayment in April 1997 of certain indebtedness totaling $7,000 with proceeds from the issuance of 270,270 shares of Class A Senior Cumulative Convertible Preferred Stock (the "Class A Preferred Stock") the proceeds of which were used to repay such indebtedness; (xi) the purchase of the following properties utilizing proceeds from a public offering of 2,131,700 shares of the Company's Common Stock completed in June 1997 (the "June 1997

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (continued)


NOTE 1 - BASIS OF PRESENTATION (continued)

Common Stock Offering"): (a) the Algona Distribution Center, a warehouse/distribution facility containing approximately 250,000 leasable square feet located in Algona, Washington purchased for redevelopment purposes in January, 1997, (b) the 12.8-acre land parcel located in Lake Forest, California purchased in May, 1997 for the development of a multitenant industrial complex that will contain approximately 203,500 leasable square feet, ("Lake Forest Land Parcel") (c) the 17.1 acre land parcel located within the Spectrum master-planned business community located in Irvine, California for the development of a warehouse/distribution business park that will contain approximately 235,000 leasable square feet (Pacific Gulf Spectrum Land"); (d) a warehouse/ distribution center purchased in August 1997 for the redevelopment of approximately 360,000 leasable square feet of industrial space ("Vons Distribution Center" which together with the "Algona Distribution Center," the "Lake Forest Land Parcel," and the "Pacific Gulf Spectrum Land" are collectively referred to as the "Properties Under Development") and (d) a controlling general partner interest in two partnerships that own active senior apartment communities containing 551 apartment units located in Escondido, California (the "Senior Apartments"; (xii) the completion of the June 1997 Common Stock Offering and the application of the net proceeds thereof to complete the purchase of the Development Properties and the Senior Apartments; (xiii) the purchase in July 1997 of an industrial portfolio of five industrial properties containing approximately 1,532,000 leasable square feet located in California (the "AEW/Lincoln Properties") utilizing borrowings under the Company's Acquisition Facility and proceeds from the issuance of 470,588 shares of Class B Senior Cumulative Convertible preferred stock (the "Class B Preferred Stock"); and
(xiv) the purchase in September 1997 of an industrial park containing approximately 142,000 leasable square feet located in Concord, California ("Concord Business Center"); (xv) the purchase in October 1997 of a controlling general partner interest in the partnership that owns Eden Plaza/Eden Industrial and (xvi) the borrowings obtained by the Company in October 1997 under the revolving line of credit to repay a maturing loan payable and under the Acquisition Facility to pay certain pre-acquisition costs (primarily refundable deposits) of the Probable Acquisitions.

The Company's pro forma condensed consolidated financial statements for the year ended December 31, 1996 has been further adjusted to reflect the pro forma effect of the following transactions which the Company anticipates completing utilizing proceeds from the November 1997 Common Stock Offering as if the transactions occurred as of the beginning of the period presented: (i) the purchase of the Probable Acquisitions and (ii) the completion of the November 1997 Common Stock Offering of 4,250,000 shares of the Company's Common Stock and the application of net proceeds as described in a Prospectus Supplement filed with the Securities and Exchange Commission.

'
                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (continued)


NOTE 1 - BASIS OF PRESENTATION (continued)

The Company's pro forma condensed consolidated statement of operations for the nine months ended September 30, 1997 is based on the historical financial statements of the Company and has been adjusted to reflect the effect of the following transactions completed by the Company during the periods reported herein or subsequent to September 30, 1997 as if the transactions had occurred as of the beginning of the period presented: (i) the purchase in January and February 1997 of the 1997 Industrial Acquisitions; (ii) the completion of the January 1997 Common Stock Offering and the application of net proceeds thereof;
(iii) the purchase in March 1997 of the Woodland Distribution Center; (iv) the repayment of certain indebtedness totaling $7,000 in April 1997 with proceeds from the issuance of 270,270 Class A Preferred Stock shares; (v) the purchase of the Properties Under Development and the Senior Apartments completed by the Company in the second quarter of 1997 and June 1997, respectively; (vi) the completion of the June 1997 Common Stock Offering and the application of net proceeds thereof to complete the purchase of the Properties Under Development and the Senior Apartments; (vii) the purchase in July 1997 of the AEW/Lincoln Properties with proceeds from both borrowings under the Acquisition Facility and the issuance of 470,288 Class B Preferred Stock shares; (viii) the purchase in September 1997 of Concord Business Center; (ix) the purchase of a controlling general partner interest in the partnership that owns Eden Rock Industrial
Park in October 1997 and (x) the borrowings obtained by the Company in October 1997 under the revolving line of credit to repay a maturing loan payable and under the Acquisition Facility to pay certain pre-aquisition costs (primarily refundable deposits) of the Probable Acquisitions.

The Company's pro forma condensed consolidated financial statements for the nine months ended September 30, 1997 have been further adjusted to reflect the pro forma effect of the following transactions which the Company anticipates completing as part of the Proposed Common Stock Offering as if these transactions occurred as of the beginning of the periods presented; (ix) the purchase of the Probable Acquisitions and (x) the completion of the November 1997 Common Stock Offering of 4,250,000 shares of the Company's Common Stock and the application of net proceeds as described in a Prospectus Supplement filed with the Securities and Exchange Commission.

The pro forma condensed consolidated financial statements are not necessarily indicative of what the Company's financial position or results of operations would have been assuming the completion of the described transactions as of the beginning of the periods indicated, nor does it purport to project the Company's financial position or results of operations at any future date or for any future period. In addition, the historical operating results for the nine months ended September 30,1997 are not necessarily indicative of the results to be obtained by the Company for the year ending December 31, 1997. The following pro forma information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements and notes thereto contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,1997, the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (continued)


NOTE 2 - PRO FORMA ADJUSTMENTS

(A) Purchase of a controlling general partner interest in a newly-formed California limited partnership that owns two industrial properties (referred to as "Eden Plaza/Eden Industrial"). The properties were contributed to the Partnership by the previous owners at an agreed-upon value of $19,000 subject to approximately $15,641 of existing indebtedness and $154 of security deposits. In connection with the Eden Plaza/Eden Industrial transaction, the Company became the sole general partner in the new partnership with an ownership interest of 62% in exchange for its cash contribution of $3,977 which was funded by the Company's revolving line of credit. The previous owners became limited partners in this partnership and received approximately 144,016 limited partnership units in exchange for their $2,869 minority equity interest. Proceeds for the Company's acquisition were borrowed under the Acquisition Facility and contributed to the partnership which then used the funds to reduce the properties' existing indebtedness balance from $15,641 to $12,000. Capitalizable financing costs totaling $120 were incurred in connection with such refinancing.

(B) Repayment of the $33,625 outstanding balance on the Company's Acquisition Facility which bears interest at LIBOR + 2.00% in October 1997 with proceeds from a new $34,000 loan payable which bears interest at a fixed rate of 7.11% and matures in ten years.

(C) Borrowings under the Company's revolving line of credit obtained in October 1997 ($5,323); the proceeds of which were utilized to repay a maturing loan payable ($4,608) and for general corporate purposes ($715).

(D) Borrowings under the Company's Acquisition Facility obtained in October 1997 ($2,000) utilized to pay certain pre-acquisition costs (primarily refundable deposits) including $1,450 related to the Probable Acquisitions.

(E) Purchase of the following Probable Acquisitions currently under contract:

                                                                                Leasable       Purchase
         Property Name                                      Location           Square Feet      Price
         ----------------------------------------------------------------------------------------------
         Industrial Portfolio Acquisition Properties
             Tower Park                                    Anaheim, CA           205,238      $ 8,900
             611 Cerritos                                  Fullerton, CA         202,551        6,100
             Acacia Business Center                        Anaheim, CA           129,426        9,900
             Valley View Business Center                   Las Vegas, NV         300,000       14,100

         Woodland Distribution Center                      Woodland, CA          319,800        8,600
                                                                               ----------------------
                                                                               1,157,015      $47,600
                                                                               ======================

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

         The Company anticipates completing the purchases with proceeds from the November 1997 Common Stock Offering (See Note F below) and $1,450 of pre-acquisition costs (see Note D above). In connection with the proposed purchases, the Company will assume a $4,448 existing loan encumbering the Valley View Distribution Center property. In addition, the Company will receive credit through escrow for the assumption of tenant security deposits related to these properties totaling approximately $181. The Probable Acquisitions remain subject to certain conditions to closing, thus, there can be no assurance that these acquisitions will be consummated.

(F) Issuance of 4,250,000 shares of $.01 par value Common Stock at $20.75 per share under the November 1997 Common Stock Offering resulting in net proceeds totaling $83,004 (net of underwriting discounts and commissions and offering costs). Proceeds from this offering will be used to fund the purchase of the Probable Acquisitions net of indebtedness and security deposits assumed and pre-acquisition costs ($41,521), repay balances outstanding on the Company's revolving line of credit ($41,420) and the Company's Acquisition Facility ($2,000).

(G) Revenues and certain expenses of the following properties acquired by the Company in 1996 and 1997 for the period prior to their acquisition by the Company (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates):

                                                            For the Nine Months Ended September 30, 1997
                                       ----------------------------------------------------------------------------------------
                                           1997       Woodland                     AEW/      Concord     Eden Plaza/
                                        Industrial   Distribution    Senior      Lincoln     Business       Eden
                                       Acquisitions    Center      Apartments  Properties     Center     Industrial      Total
                                       ----------------------------------------------------------------------------------------
         Rental Income
            Industrial Properties         $  183       $   60       $     -     $ 3,753      $   797      $ 1,745      $ 6,538
            Multifamily Properties             -            -         1,665           -            -            -        1,665
                                       ----------------------------------------------------------------------------------------
                                             183           60         1,665       3,753          797        1,745        8,203
         Rental Property Expenses
            Industrial Properties             59           27             -         737          129          413        1,365
            Multifamily Properties             -            -           583           -            -            -          583
                                       ----------------------------------------------------------------------------------------
                                              59           27           583         737          129          413        1,948

                                          $  124       $   33       $ 1,082     $ 3,016      $   668      $ 1,332      $ 6,255
                                       ========================================================================================

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

                                                For the Year Ended December 31, 1996
                               --------------------------------------------------------------------
                                Pacific
                                  Gulf           1996         Other          1997        Woodland
                                Business      Industrial      1996        Industrial   Distribution
                                  Park       Acquisitions  Acquisitions  Acquisitions     Center
                               --------------------------------------------------------------------
Rental Income
  Industrial Properties          $   195        $3,217        $1,228        $2,703        $1,432
  Multifamily Properties              --            --           918            --            --
                               --------------------------------------------------------------------
                                     195         3,217         2,146         2,703         1,432
Rental Property Expenses
  Industrial Properties               72           809           455           864           160
  Multifamily Properties              --            --           542            --            --
                               --------------------------------------------------------------------
                                      72           809           997           864           160

                                  $  123        $2,408        $1,149        $1,839        $1,272
                               ====================================================================


                                                    For the Year Ended December 31, 1996 (continued)
                               -------------------------------------------------------------------------------------------
                                                 AEW/          Concord        Eden Plaza/
                                Senior          Lincoln       Business           Eden             Tenant
                              Apartments       Properties      Center         Industrial           Sale             Total
                              --------------------------------------------------------------------------------------------
Rental Income
  Industrial Properties         $     --        $  6,811        $  1,020        $  2,397         $   (691)        $ 18,312
  Multifamily Properties           3,552              --              --              --               --            4,470
                              --------------------------------------------------------------------------------------------
                                   3,552           6,811           1,020           2,397             (691)          22,782
Rental Property Expenses
  Industrial Properties               --           1,332             174             546              (32)           4,380
  Multifamily Properties           1,343              --              --              --               --            1,885
                              --------------------------------------------------------------------------------------------
                                   1,343           1,332             174             546              (32)           6,265

                                $  2,209        $  5,479        $    846        $  1,851         $   (659)        $ 16,517
                              ============================================================================================



         Algona Distribution Center, the Lake Forest Land Parcel, the Pacific Gulf Spectrum Land, and Vons Distribution Center acquisitions completed in 1997 were purchased by the Company for development purposes and had not been previously operated as rental properties. Accordingly, the accompanying pro forma consolidated statements of operations for the year ended December 31, 1996 and nine months ended September 30, 1997 do not reflect historical revenues and expenses for these development properties.

(H) Depreciation expense of $1,767 during the nine months ended September 30, 1997 relating to the purchase of the 1997 Industrial Acquisitions, Woodland Distribution Center, the Senior Apartments, the AEW/Lincoln Properties, Concord Business Center and Eden Plaza/Eden Industrial. The depreciation expense relative to the purchase of these properties for the period prior to their acquisition was calculated utilizing estimated remaining useful lives of 40 years and the depreciable basis of the properties as follows:

                                                                        Purchase    Depreciable  Depreciation
           Property Name                                                  Price        Basis       Expense
           ---------------------------------------------------------------------------------------------------
           1997 Industrial Acquisitions
                Algona Warehouse                                        $   9,450    $   7,640    $      11
                Harbor Business Park/Harbor Warner Business Park
                                                                           14,600       12,160           22
           Woodland Distribution Center                                    12,875       10,923           46
           Senior Apartments
                Terrace Gardens Apartments                                 10,000        7,950           91
                Morning View Terrace Apartments                            15,000       10,109          116
           AEW/Lincoln Properties                                          67,308       53,512          966
           Concord Business Center                                          7,645        6,051          135
           Eden Plaza/Eden Industrial                                      19,000       15,200          380
                                                                                               ---------------
                                                                                                  $   1,767
                                                                                               ===============

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(I) Interest expense of $4,277 relating to the purchase of Woodland Distribution Center, the Senior Apartments, the AEW/Lincoln Properties, Concord Business Center and Eden Plaza/Eden Industrial. The interest expense associated with the borrowings used to finance the purchase of these properties for the period prior to these acquisitions is based on the actual interest rate on the related debt, as follows:

                                                                                   Pro Forma
                                                                      Interest      Interest
         Property Name                                     Debt         Rate        Expense
         -------------------------------------------------------------------------------------
         Woodland Distribution Center
                  Revolving line of credit              $  12,483       8.50%     $     177
         Senior Apartments
              Terrace Garden Apartments
                 Loan payable                               8,100       6.60%           245
              Morning View Terrace Apartments
                 Loan payable                              11,000       6.60%           333
         AEW/Lincoln Properties
                  Revolving line of credit                 12,000       7.25%           471
                  Acquisition facility                     41,625       7.50%         1,691
         Concord Industrial Park
                  Loan payable                              4,625       8.50%           262
                  Revolving line of credit                  2,870       9.00%           172
         Eden Rock Industrial Park
                  Loan payable                             12,000       7.05%           635
                  Revolving line of credit                  3,977       7.63%           227
         Amortization of financing costs                                                 64
                                                                               ---------------
                                                                                  $   4,277
                                                                               ===============

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(J) Represents the net decrease in interest expense resulting from the debt repayments, refinancings and borrowings described herein.

(K) Represents minority equity interest in earnings of the two partnerships that own the Senior Apartments and the partnership that owns Eden Plaza/Eden Industrial. Profits and losses are allocated between the Company and the limited partners based on the relative balances of their respective capital accounts. In connection with these partnerships which are controlled by the Company, the limited partners are entitled to cash distributions on their limited partnership units to the extent of available cash flow up to an amount on each unit equal to the dividend on the Company's Common Stock.

(L) Represents the preferred stock dividend requirements of $0.425 per share per quarter related to 270,270 shares of Class A Preferred Stock issued by the Company in April 1997 and 470,588 shares of Class B Preferred Stock issued in July 1997. The 270,270 shares of Class A Preferred Stock with a par value of $.01 per share were issued pursuant to an agreement to issue up to 1,351,351 shares executed by the Company on December 31, 1996. The Class B Preferred Stock with a par value of $.01 per share were issued pursuant to an agreement to issue up to 1,411,765 shares executed by the Company in May 1997. The Class A Preferred Stock Shares, which will be issued in up to three installments at a price of $18.50 per share and the Class B Preferred Stock shares which will be issued in up to three separate issuances at $21.25 per share, are redeemable by the Company in whole or part, five years from the date of issuance and are convertible into shares of Common Stock, at any time, at the option of the holders based on an initial conversion ratio of one-to-one, subject to adjustment under certain circumstances.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(M) Revenues and certain expenses of the industrial properties comprising the Probable Acquisitions, for the period prior to their acquisition by the Company (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates):

                                                 Nine Months Ended September 30, 1997
                                             ----------------------------------------------
                                               Industrial
                                                Portfolio       Woodland
                                               Acquisition    Distribution      Total
                                               Properties        Center
                                             ----------------------------------------------
         Rental income                          $    3,095     $      505     $  3,600
         Rental property expenses                      578            131          709
                                             ----------------------------------------------
                                                $    2,517     $      374     $  2,891
                                             ==============================================

                                                     Year Ended December 31, 1996
                                             ----------------------------------------------
                                               Industrial
                                                Portfolio       Woodland
                                               Acquisition    Distribution      Total
                                               Properties        Center
                                             ----------------------------------------------
         Rental income                          $    4,371     $        -     $  4,371
         Rental property expenses                      744              -          744
                                             ----------------------------------------------
                                                $    3,627     $        -     $  3,627
                                             ==============================================

         The accompanying pro forma consolidated statement of operations for the year ended December 31, 1996 does not include revenues and expenses for Woodland Distribution Center since the property was not previously used for rental operations prior to 1997.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(N) Depreciation expense relating to the purchase of the Probable Acquisitions for the period prior to their acquisition, was calculated utilizing estimated remaining useful lives and the depreciable basis of the properties as follows:

                                                               Nine Months Ended September 30,1997
                                                           -------------------------------------------
                                                           Purchase        Depreciable    Depreciation
           Property Name                                     Price            Basis          Expense
           -------------------------------------------------------------------------------------------
           Industrial Portfolio Acquisition Properties
              Tower Park                                    $ 8,900          $ 7,120         $  178
              611 Cerritos                                    6,100            4,880             92
              Acacia Business Center                          9,900            7,920            198
              Valley View Business Center                    14,100           11,280            212
           Woodland Distribution Center                       8,600            6,880            129
                                                                                             ------
                                                                                             $  809
                                                                                             ======

                                                                   Year Ended December 31, 1996
                                                           -------------------------------------------
                                                            Purchase       Depreciable    Depreciation
           Property Name                                     Price            Basis          Expense
           -------------------------------------------------------------------------------------------
           Industrial Portfolio Acquisition Properties
              Tower Park                                    $ 8,900          $ 7,120         $  237
              611 Cerritos                                    6,100            4,880            122
              Acacia Business Center                          9,900            7,920            264
              Valley View Business Center                    14,100           11,280            282
           Woodland Distribution                              8,600            6,880            172
                                                                                             ------
                                                                                             $1,077
                                                                                             ======

(O) Represents net decrease in interest expense associated with indebtedness repaid with net proceeds from the Proposed Common Stock Offering offset by new borrowings assumed with the Probable Acquisitions as follows: (i) repayment of $41,420 outstanding balances on the Company's revolving line of credit, including October 1997 borrowings bearing interest at 7.625% (the effective rate on the line),
         (ii) repayment of $2,000 outstanding balance on the Company's Acquisition Facility, including October 1997 borrowings bearing interest at 9.00% (the actual rate on the borrowing) and (iii) new indebtedness totaling $4,448 bearing interest at 8.375% assumed in connection with the purchase of one of the Probable Acquisitions.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(P) Depreciation expense of $4,355 relating to the following properties acquired by the Company: Pacific Gulf Business Park, the 1996 Industrial Acquisitions, the Other 1996 Acquisitions, the 1997 Industrial Acquisitions, Woodland Distribution Center, the Senior Apartments, the AEW/Lincoln Properties, Concord Business Center and Eden Plaza/Eden Industrial, net of $328 depreciation reduction from the Tenant Sale (the actual depreciation relating to the Tenant Sale during the year ended December 31, 1996). The depreciation expense relating to these properties, for the period prior to their purchase, was computed utilizing the estimated remaining useful lives and depreciable basis of the properties follows:

                                                           Purchase        Depreciable     Depreciation
           Property Name                                     Price            Basis          Expense
           -----------------------------------------------------------------------------------------------
           Pacific Gulf Business Park                     $      6,800     $      3,009     $         16
           1996 Industrial Acquisitions
              Eden Landing Commerce Park                         7,300            5,460                -
              Riverview Industrial Park                          6,442            5,281               66
              Bay San Marcos Industrial Center                   4,678            2,942               32
              Escondido Business Center                         10,372            6,523               70
              Bell Ranch Industrial Park                         3,750            3,000               35
              North County Business Park                         6,350            3,169               35
              San Marcos Commerce Center                         2,710            1,871               20
              Pacific Park                                       6,900            3,001               28
              La Mirada Business Center                          3,600            2,453               26
           Other 1996 Acquisitions
              Miramar Business Park                              7,242            7,242              181
              Raintree Apartments                                6,259            4,511              113
           1997 Industrial Acquisitions
              Algona Warehouse                                   9,450            7,640              191
              Harbor Business Park/Harbor Warner                14,600           12,160              304
                  Business Park
           Woodland Distribution Center                         12,875           10,923              273
           Senior Apartments
              Terrace Garden Apartments                         10,000            7,950              199
              Morning View Apartments                           15,000           10,109              253
           AEW/Lincoln Properties                               67,308           53,512            1,784
           Concord Business Center                               7,645            6,051              202
           Eden Plaza/Eden Industrial                           19,000           15,200              507
                                                                                         -----------------
                                                                                            $      4,335
                                                                                         =================

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(Q) Interest expense of $10,176 relating to the purchase of Pacific Gulf Business Park, the 1996 Industrial Acquisitions, the Other 1996 Acquisitions, the 1997 Industrial Acquisitions, Woodland Distribution Center, the Development Properties, the Senior Apartments, the AEW/Lincoln Properties, Concord Business Center and Eden Plaza/Eden Industrial, less reduction of interest expense resulting from the Tenant Sale of $567 (the actual interest relating to the Tenant Sale during the year ended December 31, 1996). Interest expense associated with the borrowings used to finance the purchase of these properties for the period prior to these acquisitions is based on the actual interest rates on the related debt, as follows:

                                                                                  Pro Forma
                                                                      Interest     Interest
           Property Name                                   Debt         Rate       Expense
           -----------------------------------------------------------------------------------
           Pacific Gulf Business Park
                 Loan payable                              $ 8,000      7.30%        $   124
           1996 Industrial Acquisitions
                 Acquisition facility                       19,475      7.50%            997
           Other 1996 Acquisitions
                Miramar Business Park
                   Revolving line of credit                  7,100      7.13%            370
                Raintree Apartments
                   Revolving line of credit                  6,200      8.40%            437
           Woodland Distribution Center
                 Revolving line of credit                   12,483      8.50%          1,061
           Senior Apartments
                Terrace Garden Apartments
                   Loan payable                              8,100      6.60%            535
                Morning View Apartments
                   Loan payable                             11,000      6.60%            726
           AEW/Lincoln Properties
                Revolving line of credit                    12,000      7.25%            870
                Acquisition facility                        41,625      7.50%          3,121
           Concord Business Center
                Loan payable                                 4,625      8.50%            393
                Revolving line of credit                     2,870      9.00%            258
           Eden Plaza/Eden Industrial
                Loan payable                                12,000      7.05%            846
                Acquisition facility                         3,977      7.63%            302
           Amortization of Financing Costs                                               136
                                                                                     -------
                                                                                     $10,176
                                                                                     =======

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)


(Q) continued

         The interest expense on the Company's revolving line of credit borrowings and on borrowings under the Company's Acquisition Facility is calculated for the period indicated at an interest rate of LIBOR + 1.75% and LIBOR + 2.0%, respectively. The interest rates reflected above represent the actual rates on the date of the borrowings. A 0.125% change in the interest rate on all of the Company's variable rate indebtedness would increase the Company's pro forma interest expense by $99 for the nine months ended September 30, 1997 and $132 for the year ended December 31, 1996.

(R) Reduction in interest expense resulting from the exchange of the Debentures into 2,440,002 shares of the Company's Common Stock as of the beginning of the period (including the related amortization of debenture discount and costs of $417 for the year ended December 31,
         1996).

(S) Represents the weighted average of common shares and common stock equivalents outstanding during the period indicated. Common Stock equivalents include stock options which are considered dilutive for purposes of computing primary earnings per common share. Pro forma weighted average common shares include 2,435,581 shares of Common Stock issued by the Company in conjunction with its May 1996 Offering, 2,440,002 shares of Common Stock issued as part of the Debenture-for-Stock Exchange, 2,300,000 shares issued as part of the January 1997 Common Stock Offering, 2,131,700 shares issued as part of the June 1997 Common Stock Offering and 4,250,000 shares issued as part of the Proposed Common Stock Offering the Company anticipates completing in November 1997.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(T) Excludes the effect of a $74 nonrecurring gain from the sale of land and buildings to an existing tenant in August 1996.

(U) Excludes the effect of the loss of $3,596 on the December 31, 1996 Debenture-for-Stock Exchange resulting from the issuance of 180,956 excess common shares at $19.875 per share (the closing price per share on December 26, 1996, the date of the exchange). These shares represent the additional shares issued at the exchange rate of 58 shares of Common Stock per each $1 principal amount of Debentures, representing
         4.3014 additional shares over the original conversion rate of 53.6986 shares.

(V) Excludes the effect of a $111 nonrecurring loss on the sale of the Company's corporate headquarters during the second quarter of 1997.

                        Report of Independent Auditors

To the Shareholders and Board of Directors
Pacific Gulf Properties Inc.

We have audited the accompanying combined statement of revenues and certain expenses of Eden Plaza and Eden Industrial ("Eden Plaza/Eden Industrial"), two industrial properties owned by a partnership in which Pacific Gulf Properties Inc. (the "Company") acquired a controlling general partner interest. The statement is the responsibility of Eden Plaza/Eden Industrial management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing) as described in Note 2 to the statement and is not intended to be a complete presentation of the revenues and expenses of Eden Plaza/Eden Industrial.

In our opinion, the statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses, as defined above, of Eden Plaza/Eden Industrial for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP

Newport Beach, California
October 15, 1997

                           EDEN PLAZA/EDEN INDUSTRIAL

              Combined Statement of Revenues and Certain Expenses

                                                                                        Nine Months
                                                                                           Ended
                                                                     Year Ended        September 30,
                                                                    December 31,           1997
                                                                        1996            (Unaudited)
                                                                ---------------------------------------
REVENUES
Rental and other income (Notes 3 and 5)                            $    2,397,000     $    1,745,000

CERTAIN EXPENSES
Property operating and maintenance (Notes 2 and 3)                        291,000            235,000
Real estate taxes                                                         205,000            150,000
Management fees (Note 4)                                                  101,000             76,000
                                                                ---------------------------------------
REVENUES IN EXCESS OF CERTAIN EXPENSES                             $    1,800,000     $    1,284,000
                                                                =======================================


See accompanying notes.

                           EDEN PLAZA/EDEN INDUSTRIAL

          Notes to Combined Statement of Revenues and Certain Expenses

                  For the Year Ended December 31, 1996 and the
                Nine Months Ended September 30, 1997 (Unaudited)


1. DESCRIPTION OF THE TRANSACTION

On October 20, 1997, Pacific Gulf Properties Inc. (the "Company") acquired a controlling general partner interest in a newly-formed California limited partnership that owns the following two industrial properties: Eden Plaza/Eden Industrial (collectively, the "Properties"). The Properties which contain approximately 501,000 leasable square feet and are located in Hayward, California was contributed to the new partnership by Eden Plaza Associates LP, the previous owners. The Company became the sole general partner in the new partnership in exchange for its cash contribution of approximately $3,977,000. The previous owners of Eden Plaza/Eden Industrial became limited partners in the new partnership and received 144,016 limited partnership units valued at $2,869,000 in exchange for their contribution of the Properties.

2. BASIS OF PRESENTATION

The combined statement of revenues and certain expenses presents the operations of Eden Plaza/Eden Industrial, as defined above, for the year ended December 31, 1996 and for the nine months ended September 30, 1997 (unaudited). The combined statement has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing).

Certain expenses that are dependent on the property owner and the cost basis of the Properties have been excluded from the combined statement. The excluded expenses consist primarily of depreciation and interest. Consequently, the revenues in excess of certain expenses as presented in the combined statement are not intended to be a complete presentation of the Properties' revenues and expenses nor is it intended to be comparable to their proposed future operations.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Properties are generally leased to tenants with lease terms which exceed one year and are accounted for as operating leases. Revenues from leases are recognized on a straight-line basis over the term of the related leases. Expense recoveries from tenants are recognized as income in the period the related expenses are accrued.

                           EDEN PLAZA/EDEN INDUSTRIAL

                  For the Year Ended December 31, 1996 and the
                Nine Months Ended September 30, 1997 (Unaudited)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Major replacements and betterments are capitalized and depreciated over their useful lives.

Use of Estimates

The preparation of the combined statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement. Actual results could differ from these estimates in the near term.

Tenant Concentration

At December 31, 1996, two tenants leased 56% of Eden Plaza/Eden Industrial's leasable square footage. The rental income earned from each of these tenants during the year ended December 31, 1996 totaled $569,000 and $298,000, respectively.

4. MANAGEMENT FEES

The Properties are managed by Intereal. Associates L.P. Management fees are 4% of total income from the properties, as defined. For the year ended December 31, 1996 and the nine months ended September 30, 1997, Eden Plaza/Eden Industrial incurred $101,000 and $76,000, respectively, in management fees. Intereal's role as the property manager of Eden Plaza/Eden Industrial was terminated upon the consummation of the Company's acquisition.

5. FUTURE MINIMUM LEASE RECEIVABLES

The Properties are leased to tenants under leases which expire at various dates and contain provisions for rent increases based on cost of living indices. Certain leases also contain renewal options. Minimum future lease payments to be received from Eden Plaza/Eden Industrial under the terms of these operating leases for each of the next five years ending December 31, are as follows:

          1997                                    $1,481,000
          1998                                     1,048,000
          1999                                       442,000
          2000                                       269,000
          2001                                       224,000
          2002 and thereafter                        231,000

                        Report of Independent Auditors

To the Shareholders and Board of Directors
Pacific Gulf Properties Inc.

We have audited the accompanying combined statement of revenues and certain expenses of Tower Park, 611 Cerritos, Acacia Business Center and Valley View Business Center, which are to be acquired by Pacific Gulf
Properties Inc. from AMRESCO Southern California, LLC (collectively referred to as the "Industrial Portfolio Acquisition Properties"), for the year ended December 31, 1996. The statement is the responsibility of the Industrial Portfolio Acquisition Properties' management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing) as described in Note 2 to the statement and is not intended to be a complete presentation of the revenues and expenses of the Industrial Portfolio Acquisition Properties.

In our opinion, the statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses, as defined above, of the Industrial Portfolio Acquisition Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                           \s\ ERNST & YOUNG LLP

Newport Beach, California
October 17, 1997

                  INDUSTRIAL PORTFOLIO ACQUISITION PROPERTIES

              Combined Statement of Revenues and Certain Expenses

                                                                                       Nine Months
                                                                                          Ended
                                                                    Year Ended        September 30,
                                                                   December 31,           1997
                                                                       1996            (Unaudited)
                                                                ---------------------------------------
REVENUES
Rental and other income (Notes 3 and 5)                            $    4,371,000     $    3,095,000

CERTAIN EXPENSES
Property operating and maintenance (Notes 2 and 3)                        501,000            374,000
Real estate taxes                                                         316,000            236,000
Management fees (Note 4)                                                   76,000             91,000
                                                                ---------------------------------------
REVENUES IN EXCESS OF CERTAIN EXPENSES                             $    3,478,000     $    2,394,000
                                                                =======================================


See accompanying notes.

                   INDUSTRIAL PORTFOLIO ACQUISITION PROPERTIES

          Notes to Combined Statement of Revenues and Certain Expenses

                  For the Year Ended December 31, 1996 and the
                Nine Months Ended September 30, 1997 (Unaudited)

1. DESCRIPTION OF THE TRANSACTION

Pacific Gulf Properties Inc. (the "Company") has contracted to acquire Tower Park, 611 Cerritos, Acacia Business Center and Valley View Business Center, four industrial properties containing approximately 837,215 leasable square feet, located in Orange County, California and Las Vegas, Nevada (the "Industrial Portfolio Acquisition Properties"). The Company has entered into an agreement to acquire the Industrial Portfolio Acquisition Properties from AMRESCO Southern California, LLC, and MSC Valley View, Inc., affiliates of AMRESCO Advisors.

2. BASIS OF PRESENTATION

The combined statement of revenues and certain expenses presents the operations of the Industrial Portfolio Acquisition Properties, as defined above, for the year ended December 31, 1996 and for the nine months ended September 30, 1997 (unaudited). The combined statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing).

Certain expenses that are dependent on the property owner and the cost basis of the Industrial Portfolio Acquisition Properties have been excluded from the combined statement. The excluded expenses consist primarily of depreciation, interest. Consequently, the revenues in excess of certain expenses as presented in the combined statement are not intended to be a complete presentation of the Industrial Portfolio Acquisition Properties' revenues and expenses nor is it intended to be comparable to future operations.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Industrial Portfolio Acquisition Properties are generally leased to tenants with lease terms which exceed one year which are accounted for as operating leases. Revenues from leases are recognized on a straight-line basis over the term of the related leases. Expense recoveries from tenants are recognized as income in the period the related Expenses are accrued.

                   INDUSTRIAL PORTFOLIO ACQUISITION PROPERTIES

                  For the Year Ended December 31, 1996 and the
                Nine Months Ended September 30, 1997 (Unaudited)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Major replacements and betterments are capitalized and depreciated over their useful lives.

Use of Estimates

The preparation of the combined statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement. Actual results could differ from these estimates in the near term.

Tenant Concentration

At December 31, 1996 four tenants leased 71% of the properties' leasable square footage. The rental revenue earned from each of these tenants during the year ended December 31, 1996 totaled $830,000, $677,000, $248,000 and $240,000, respectively.

4. MANAGEMENT FEES

During the period January 1, 1996 through February 28, 1997, the following properties (Tower Park, 611 Cerritos and Acacia Business Center) were managed by C.B. Commercial Group. Management fees were 2.5% of total income, as defined, from these properties. Subsequent to February 28, 1997, these three properties were managed by Sares-Regis Group. Management fees increased to 3% of total income as defined, plus payroll and onsite costs. For the year ended December 31, 1996 and the nine months ended September 30, 1997, Tower Park, 611 Cerritos and Acacia Business Center incurred $40,000 and $58,000, respectively, in management fees.

Valley View Business Center is managed by C.B. Commercial Group. Management fees are 2.5% of total income, as defined, through August 31, 1997 and 3% of total income thereafter. For the year ended December 31, 1996 and the nine months ended September 30, 1997, Valley View Business Center incurred $36,000 and $33,000, respectively, in management fees.

Sares-Regis Group's role as the property manager of Tower Park, 611 Cerritos and Acacia Business Center and C.B. Commercial Group's role as the property manager of Valley View Business Center will terminate upon the Company's acquisition of the properties.

                   INDUSTRIAL PORTFOLIO ACQUISITION PROPERTIES

                  For the Year Ended December 31, 1996 and the
                Nine Months Ended September 30, 1997 (Unaudited)

5. FUTURE MINIMUM LEASE PAYMENTS

The Industrial Portfolio Acquisition Properties are leased to tenants under leases which expire at various dates and contain provisions for rent increases based on cost of living indices. Certain leases also contain renewal options. The minimum future lease payments to be received under the terms of these operating leases for each of the next five years ending December 31, are as follows:

          1997                                                   $    3,300,000
          1998                                                        2,754,000
          1999                                                        1,980,000
          2000                                                        1,294,000
          2001                                                          653,000
          2002 and thereafter                                         1,393,000